TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

ILLUSTRATED CONTRACT INSURED

   Male age 53 and Female age 50 both preferred nonsmoker
   $3,600,000 Face Amount with Death Benefit Option 1
   $15,000.00 planned annual premium paid annually on the policy anniversary

   12% Hypothetical Gross Annual Investment Option Return
   Current Cost-of-Insurance Rates

POLICY VALUE

   ENDING           [Beginning Policy Value + Net Premium - Monthly Deduction -
                    COI Deduction ]    X
   POLICY        =  Net Investment Factor
   VALUE

                 =  [$65,897.85 + $14,100.00 - $72.00 - $58.63] X 1.007645195

                 =  $80,477.82

   Derivation of Investment Option Return: 10.47%

                 Gross Investment Option Rate of Return:       12.00%
         LESS    Assumed Asset Charges: *                       1.53%
                                                             ---------
                                                               10.47%

     * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

   PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

   NET PREMIUM   =  Gross Premium        LESS         Premium Expense Charge
                 =        $15,000        LESS         $15,000.00 x 6.00%
                 =        $14,100

          i)   Premium Expense Charge equals 6.00% of Gross premiums received.

   MONTHLY
   DEDUCTION     =  Policy Fee + Administrative Expense Charge
                 =       $0.00 +          $72.00
                 =      $72.00

          ii)  Policy Fee for this example is $0.00

          iii) Administrative Expense Charge is $0.02 monthly per $1,000 of Face

               Administrative Expense Charge = $72.00

   COI
   DEDUCTION     =  Net Amount at Risk        X          COI Rate
                 =  $3,508,327.14             X          0.00001671290
                 =  $58.63


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                    TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


          iv)  The Currect monthly Cost-of-Insurance rate is 0.00001671290

               Subtotal 1     =   Beginning Policy Value               PLUS
                                  Net Premium                          LESS
                                  Monthly Deduction

                              =            $65,897.85 PLUS
                                           $14,100.00 LESS
                                               $72.00

                              =            $79,925.85

               Subtotal 2     =   Corridor Percentage      X     Subtotal 1
                              =          1.57              X     $65,897.85
                              =   $103,459.62

               Minimum

               Death          =   The greater of Subtotal 2 and the Face Amount
               Benefit
                              =   The greater of $103,459.62 and $3,600,000.00

                              =   $3,600,000.00

               Net Amount     =   Minimum Death Benefit / 1.0032737    LESS
               at Risk            Subtotal 1

                              =   $3,588,252.99 LESS

                                     $79,925.85

                              =   $3,508,327.14

   NET INVESTMENT FACTOR

     The Net Investment Factor is calculated each day the New York Stock Exchange is open for trading (a Valuation Date). The period between successive Valuation Dates is called a Valuation Period.

     We determine the Net Investment Factor for any Valuation Period using the following equation: ( A / B ) - C where:

     A is: 1. The net asset value per share of Fund held in the Investment
           Option as of the Valuation Date; PLUS

           2. The per share amount of any dividend or capital gain distribution on shares of the fund held by the Investment Option if the ex-dividend date of the Valuation period just ended; PLUS or MINUS

           3. A per-share charge or credit, as we may determine on the Valuation Date for tax reserves; and

     B is: 1. The net asset value per share of the fund held in the Investment
           Option as of the last prior Valuation Date ; PLUS or MINUS

           2. The per-share unit charge or credit for tax reserves as of the end of the last prior Valuation Date; and

     C is the applicable Investment Optiuon deduction for the Valuation Period.

     For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

  v) The currect year Mortality and Expense (M&E) charge is 0.9%

     Net                                                                  (1/12)
     Investment = [1 + Investment Option Return - Current Year M&E Charge]
     Factor
                = [1 + 10.47% - 0.9% ]^(1/12)

                = 1.007645195


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                    TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


     The following is a detailed representation of the interim policy value calculations during Policy Year 5:

                BEGINNING                                         NET     ENDING
 POLICY POLICY     POLICY      NET    MONTHLY        COI   INVESTMENT     POLICY
  YEAR   MONTH      VALUE  PREMIUM  DEDUCTION  DEDUCTION       FACTOR      VALUE
  ----   -----      -----  -------  ---------  ---------       ------      -----
    5      1    65,897.85  $14,100      72.00      58.63  1.007645195  80,477.82
    5      2    80,477.82       $0      72.00      58.63  1.007645195  80,961.46
    5      3    80,961.46       $0      72.00      58.62  1.007645195  81,448.81
    5      4    81,448.81       $0      72.00      58.61  1.007645195  81,939.89
    5      5    81,939.89       $0      72.00      58.60  1.007645195  82,434.74
    5      6    82,434.74       $0      72.00      58.59  1.007645195  82,933.38
    5      7    82,933.38       $0      72.00      58.59  1.007645195  83,435.83
    5      8    83,435.83       $0      72.00      58.58  1.007645195  83,942.14
    5      9    83,942.14       $0      72.00      58.57  1.007645195  84,452.33
    5     10    84,452.33       $0      72.00      58.56  1.007645195  84,966.43
    5     11    84,966.43       $0      72.00      58.55  1.007645195  85,484.46
    5     12    85,484.46       $0      72.00      58.54  1.007645195  86,006.47

SURRENDER VALUE

     Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.

     Surrender      Surrender                               Initial
     Charge      =  Charge per                              Face
                    $1,000 of                    x          Amount
                    Face Amount                             per $1,000


                 =        $16.09                 x                  $3,600

                 =      $57,924.00

     Surrender      Ending Policy                           Surrender
     Value       =  Value                        -          Charge

                 =      $86,006.47               -                $57,924.00

                 =      $28,082.47

DEATH BENEFITS

     For death benefit option 1, the death benefit equals the greater of:

          a)   Face amount on the date of death, or

          b) The percentage of the policy value shown in compliance with Federal Law Provisions

               For our example, the percentage of the policy value in compliance with Federal Law Provisions is 157%.

     Death
     Benefit at  =  The greater of (157% x End of Year Policy Value) or
     the End of     $3,600,000.00
     Year 5

                 =  The greater of $135,030.15 or $3,600,000.00

                 =  $3,600,000


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                    TRAVELERS VARIABLE SURVIVORSHIP LIFE II
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

     Monthly Cost-of-Insurance rates vary by policy year.
     M&E charge declines to 0.35% in policy year 16 and after.
     Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 in year 16 is $0. The rates are outlined as follows:

                     Surrender                            Surrender
        Policy       Charge                Policy         Charge
         Year        Per $1,000             Year          Per $1,000

           1           $21.94                9              $10.24
           2           $20.47                10              $8.77
           3           $19.01                11              $7.31
           4           $17.55                12              $5.85
           5           $16.09                13              $4.39
           6           $14.62                14              $2.92
           7           $13.16                15              $1.46
           8           $11.70

     Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.